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                                                                  EXHIBIT 10.60

                            BREAKAWAY SOLUTIONS, INC.
                            50 ROWES WHARF, 6TH FLOOR
                                BOSTON, MA 02110

                                                              November 22, 2000

Mr. Christopher C. Harding
9 Marvin Road
Wellesley, MA  02482

Dear Chris:

         This letter agreement (the "Amendment") will serve as an amendment to the letter agreement between you and Breakaway Solutions, Inc. (the "Company") dated February 17, 1999 regarding your employment by the Company (the "Agreement"). Capitalized terms used in this Amendment shall have the same meaning as in the Agreement unless otherwise specified. In consideration of the mutual agreements set forth below, you and the Company have agreed to amend the Agreement as follows:

         1. Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (a) EFFECTIVE DATE. This Agreement shall be effective upon the Company's receipt of a copy of this Agreement originally executed by you (such date being referred to as the "Effective Date") until August 22, 2001 (the "Employment Period") unless sooner terminated by you or the Company in accordance with this Agreement.

         2. The second sentence of Section 1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

         Following termination of this Agreement, this Agreement shall become null and void and no party hereto (or any of their respective directors, officers or employees) shall have any liability or further obligation to any party under this Agreement, except as provided in this Section 1(b) and Sections 3(c)(iii), 4, 5 and 6 of this Agreement.

         3. Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

         DUTIES. You will perform such duties as may be reasonably assigned to you from time to time by the President or the Chief Operating Officer of the Company and that are substantially similar to, or less demanding than, the duties you have performed for the Company prior to the date of this Amendment, provided that no travel outside of the Commonwealth of Massachusetts will be required and any

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         duties shall be of an executive nature. You acknowledge and agree that you shall generally perform these duties outside the premises of the Company unless the Company specifically instructs you to the contrary, and, without limitation of any other provision of this Agreement, that you will not have an assigned office or parking space at any Company location or access to the Company's computer system or network. You agree that you will not represent yourself as an authorized agent or employee of the Company for the purpose of entering into any transaction or agreement. You shall not engage in any activity which conflicts or interferes with the performance of your duties. You shall not render services to any other person or entity for which you receive compensation without the prior written consent of the Company.

         4. Sections 3(a) and (b) of the Agreement are deleted in their entirety and replaced with the following:

                  (a) SALARY. During your employment through May 22, 2001 (unless you are in default of your obligations hereunder), you will continue to receive a Base Salary of $9,583.33 per pay period in accordance with the semi-monthly payment schedule now being employed by the Company. During the period from May 22, 2001 through the end of the Employment Period on August 15, 2001 you will receive a Base Salary of $1,000 per semi-monthly pay period. The Company will make such deductions, withholdings, and other payments from sums payable pursuant to this Agreement which are required by law for taxes and other charges, or which you request pursuant to payroll deductions chosen by you. You will not be eligible for any profit sharing or bonus payments for the fourth quarter of 2000 (if any), for the undetermined year end 2000 bonus, or any other payment except as set forth herein. No further vacation time, personal time, or sick time shall accrue after November 22, 2000. In the event of your death, the Company will make all salary payments which are accrued and not yet paid as of the date of your death to your legal representative. All dollar amounts stated in this and all other Sections of this Agreement refer to United States currency.

                  (b) BENEFITS AND BUSINESS EXPENSES. You will be entitled to participate in or receive all heath and dental insurance benefits under the Company's employee benefit plans and policies in effect from time to time. The Company will pay such portion of the premiums for such coverage as it provides to other Massachusetts-based employees through August 15, 2001. The Company may change, amend, modify or completely eliminate any benefit plan from time to time. You will be entitled to reimbursement for necessary and reasonable business expenses (i) incurred by you under the terms and conditions of the Agreement as in effect prior to this Amendment prior to November 22, 2000 and (ii) incurred by you from November 22, 2000 through August 15, 2001 pursuant to the prior written authorization of the President or the Chief Operating Officer of the Company.

         5. Section 3(c)(iii) of the Agreement is amended by deleting the second and third sentences thereof in their entirety and replacing them with the following sentence: If your

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employment is terminated prior to August 15, 2001 (A) by the Company without
"cause," as defined below or (B) by you with "good reason," as defined below, the Company shall repurchase all your Company stock and vested options at fair market value as of the date of termination.

         6. Sections 3(d), (e), (f) and (g) of the Agreement are deleted in their entirety.

         7. The introductory clause of Section 5(b) is hereby deleted in its entirety and replaced with the following:

                  (b) If your employment is terminated at any time before August 15, 2001 (i) by the Company other than for "cause" as defined below, or
         (ii) by you for "good reason":

         8. Section 5(c) is hereby deleted in its entirety and replaced with the following:

                  (c)  Intentionally omitted.

         9. The following additional provisions are hereby added to the
Agreement:

                  (a) You acknowledge and agree that the Agreement as amended by the Amendment supercedes the Agreement and that any provision of the Agreement deleted therefrom by the Amendment is null, void and of no further force and effect. Without limitation of the foregoing, you acknowledge and agree that the continued inclusion of Section 3(c)(iii) in the Agreement after the date of this Amendment is not an admission by the Company of the validity or enforceability of such Section 3(c)(iii) and shall not waive, limit or otherwise compromise the right of the Company to assert that such Section 3(c)(iii) was superceded by a subsequent agreement between you and the Company or otherwise is invalid. You hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Company, its officers, directors, stockholders, corporate affiliates, attorneys, agents and employees, including, but not limited to, all claims arising out of your employment (including claims for wrongful termination whether in contract or in tort or under statute), all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. SS.2000e ET SEQ., the Americans With Disabilities Act, 42 U.S.C. SS.12101 ET SEQ., and the Massachusetts Fair Employment Practices Act, M.G.L. c.151B, SS.1 ET SEQ., all wrongful discharge claims or other common law claims and all claims arising out of the Agreement prior to its amendment by this Amendment. This release shall not apply to the Agreement as amended by this Amendment. You also agree to execute contemporaneously the letter regarding trading of Breakaway shares as

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         attached as EXHIBIT A hereto and the resignation letter attached as
         EXHIBIT B hereto. This release shall not be interpreted (i) to limit the coverage of the Employee under the Company's Directors and Officers Liability Insurance in effect prior to the date of this Amendment or
         (ii) to limit any obligation of the Company to indemnify the Employee with respect to his acts prior to the date of this Amendment.

                  (b) The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges you, your affiliates, attorneys and agents, from any and all claims, charges, complaints, demands, actions, causes of action, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which it ever had or now has against you, your affiliates, attorneys or agents, including, but not limited to, all claims arising out of your employment and all claims arising out of the Agreement prior to its amendment by this Amendment This release shall not apply to the Agreement as amended by this Amendment. This release shall not apply to any breach by you, prior to the date hereof, of Section 4 of the Agreement.

                  (c) You agree to return all Company or Company related records, property and equipment (including, without limitation, any Company owned laptop PC and mobile phone provided to you) in your possession or control and all other Company files and documents (including, without limitation, information or data regarding Company customers, prospects, and employees or pricing or costing information or data). You further agree to leave intact all electronic Company documents and e-mails received or sent by you during the period of your employment (including those which you developed or helped develop during your employment). You represent and acknowledge that all Company records, documents, and communications (whether in hard copy or electronic form) are the exclusive property of the Company and have not been provided to any other person, firm, or entity absent the Company's consent.

                  (d) You understand and agree, and the Company understands and agrees, that this amendment is entered into in connection with the resolution of disputes regarding your employment with the Company, and does not constitute an admission of liability or wrongdoing on the part of you or the Company or any other person, firm or entity.

                  (e) To the extent permitted by law, you understand and agree, and the Company understands and agrees, that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by you and the Company, and our respective agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

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                  (f) You agree, and the Company agrees, to cooperate fully with each other in the defense or prosecution of any claims or actions or government investigations or proceedings which are currently in existence or which may be brought in the future against or on behalf of you, on the one hand, or the Company or any of its employees, on the other hand. Full cooperation in connection with such claims and actions shall include, but not be limited to, appropriate individuals being available to meet with counsel to prepare for trial or discovery and to act as a witness when requested at reasonable times designated by the requesting party. You acknowledge that your communications with internal and external counsel for the Company in any matter were undertaken in your capacity as a representative of the Company, and that such communications are protected from disclosure by the attorney-client privilege which belongs solely to the Company. As such, you further acknowledge that only the Company can waive the attorney-client privilege and that you will not unilaterally waive the attorney-client privilege concerning the communications.

                  (g) (i) You understand and agree that you shall not make any false, disparaging or derogatory statements in public or private regarding the Company or any of its directors, officers, employees, agents, or representatives or the Company's business affairs and financial condition.

                  (ii) The Company agrees to instruct its officers and directors in writing not to make any false, disparaging or derogatory statements in public or private regarding you, your agents or representatives or your business affairs or financial condition expressly informing such officers and directors that any violation shall result in a breach of contract that may adversely affect the Company.

                  (h) You represent and warrant that, to the best of your knowledge, you are not in possession of any material, non-public information regarding the Company.

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         Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

         If you agree with the foregoing, please sign below and return the original to me. You may keep the enclosed copy for your records.

                                      Very truly yours,

                                      Breakaway Solutions, Inc.

                                      By: /s/ Maureen Ellenberger
                                          -------------------------------------
                                          Maureen Ellenberger, COO

Agreed as of this 23rd day of November, 2000.

/s/ Christopher Harding
-------------------------------
Christopher C. Harding

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                                                                      EXHIBIT A

                                            November 22, 2000

Breakaway Solutions, Inc.
50 Rowes Wharf, 6th Floor
Boston, MA  02110

Ladies and Gentlemen:

         For Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, the undersigned agrees as follows:

         1. For a period commencing on November 22, 2000 through and including August 15, 2001, the undersigned agrees that he will not (i) offer, pledge, sell, contract to sell or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.000125 per share ("Common Stock"), issued by Breakaway Solutions, Inc., a Delaware corporation (the "Company"), or any securities convertible into or exercisable or exchangeable for Common Stock or for any successor security thereto, however, transfers by private placement or similar transaction in the Common Stock not effected by utilizing the NASDAQ National Market to process the sale shall be exempted from the foregoing restrictions, provided that the transferee in any such transaction agrees in writing to be bound by the limitations set forth in this letter agreement prior to consummation of the applicable transaction, or (ii) enter into any option or contract to purchase or sell, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, unless the settlement date of such arrangement is after August 22, 2001, whether any such transaction described in clause (i) or (ii), above, is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (provided that he may engage in any such transaction described in (i) or (ii) above in an amount not exceeding the Daily Amount (as defined below) of shares of Common Stock (as adjusted for any future forward or reverse stock splits) on any business day in which the NASDAQ National Market will process sale orders. At the Company's discretion, the undersigned agrees to permit the Corporation to issue "stop orders" or other instructions to its transfer agent to effect the terms of this letter.

         2. For purposes of this letter agreement, the Daily Amount shall be the lesser of (a) 30,000 shares or (b) seven percent (7%) of the average of the gross daily trading volumes of the Common Stock on the NASDAQ National Market for the 10 trading days immediately preceding the date of the applicable transaction described in Section 1 above, provided that the Daily Amount shall not be less than 10,000 shares. The daily trading volumes used to determine the 10-day average provided for in the preceding sentence shall be the gross trading volumes reported for the Common Stock

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            by NASDAQ, as set forth in the official web site of NASDAQ, accessible as of the date hereof at www.NASDAQ.com. For purposes of example, attached hereto as Exhibit 1 are the applicable gross daily trading volumes of the Common Stock for the period commencing August 23, 2000 through November 21, 2000 as stated at www.NASDAQ.com.

         3. The Daily Amount trading day limit will not be cumulative and will not permit transactions exceeding the per day limit by virtue of the undersigned's failure to effect an otherwise prohibited disposition in an amount not to exceed the maximum allowed amount on any other date.

         4. Nothing in this letter or otherwise relieves the undersigned from compliance with relevant obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 , as amended (the "Exchange Act"), any rules or regulations promulgated by the Securities and Exchange Commission, any relevant stated securities laws, or other applicable laws, regulations, or orders. In addition, the undersigned agrees that this letter does not limit or affect the applicability of the Company's stock trading policies from time to time in effect, provided that the Company acknowledges and agrees that the undersigned shall not be subject to the so-called "trading blackout" policies of the Company beginning on the third trading day after the date on which the Company issues a press release announcing its actual financial results for the fiscal year of the Company ended December 31, 2000.

         5. Notwithstanding the foregoing (a) gifts and transfers by will or intestacy or (b) transfers to (1) the undersigned's immediate family or (2) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided, that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned and (y) if the donor or transferor is a reporting person subject to Section 16(a) of the Exchange Act, any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. The term "immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse.

         6. This Agreement is governed by the laws of the Commonwealth of Massachusetts and is deemed to be made under seal.

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                                         Very truly yours,

                                         /s/ Christopher Harding
                                             ----------------------------------
                                             (Name)

                                             ----------------------------------
                                             (Address)

ACCEPTED:

BREAKAWAY SOLUTIONS, INC.

By:  /s/ Maureen Ellenberger
     -------------------------------
Its: COO
     -------------------------------